EXHIBIT 10.39


                                      LEASE

                      M. PARISI SON CONSTRUCTION CO., INC.,
                                   AS LANDLORD

                            FASHION MARKETING, INC.,
                                    AS TENANT

                          Premises: 150-15 183rd Street
                                    Springfield Gardens, New York

                                    as of April 28, 2000

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      THIS LEASE (the "Lease") is made and entered into as of this 28 day of
April, 2000, by and between M. PARISI & SON CONSTRUCTION CO., INC., a New York Corporation with its principal place of business located at 54-65 48th Street, Maspeth, New York 11378 ("Landlord) and FASHION MARKETING, INC., a New Jersey corporation, with offices at 150-15 183 Street, Springfield Gardens, New York ("Tenant').

                              W I T N E S S E T H:

      Subject to the terms, provisions, and conditions of this Lease, and each in consideration of the duties, covenants, and obligations of the other hereunder, Landlord does hereby lease, demise, and let unto Tenant and Tenant does hereby lease from Landlord the Premises (as hereinafter defined), subject to the easements, burdens, and encumbrances set forth in Exhibit A.

                                    ARTICLE I

                                   DEFINITIONS

      1.1 DEFINITIONS. For purposes of this Lease, the following terms shall have the meanings respectively indicated:

      "ADDITIONAL RENTAL" shall mean all sums, liabilities, obligations and other amounts, in addition to Base Monthly Rental, which Tenant is required to pay or discharge pursuant to any provision of this Lease, including, without limitation, Article V, Article VI and Article IX, together with any interest, late charge or other sum which may be added to the sum, liability obligation or other amount owed pursuant to this Lease.

      "BASE RENTAL" shall be defined as the annual rental payable to Landlord by Tenant in a given Lease Year pursuant to Section 3.1 below.

      "BUILDING" means that certain approximately 50,500 square feet, one-story warehouse/office building located upon the Land, the Plans and Specifications of which or copies thereof will be delivered to Tenant simultaneously with, and/or prior to the execution of this Lease.

      "DEFAULT NOTICE" shall mean the written notice delivered to the defaulting party by the non-defaulting party specifying the defaults that have occurred.

      "EASEMENT" shall mean that Agreement dated June 12, 1979 among New York City Public Development Corporation, Landlord, Airborne Freight Corporation, The Long Island savings Bank, Profit by Air, Inc., East River Savings Bank and Emery Air Freight Corporation, recorded on July 17, 1979 in the office of the City Register in Queens County in Reel 1178 at page 1930.

      "INTEREST RATE" or "INTEREST" shall mean the prime interest rate as published daily in the Wall Street Journal plus four (4%) percent or the highest maximum rate allowed by law, whichever is less.

      "LAND" means that certain tract or parcel of real property lying and being situated in Queens County, City and State of New York, as depicted on Exhibit A-1, upon which the Building is located.

      "LANDLORD'S MORTGAGEE" shall mean any mortgagee of Landlord's leasehold interest in the Building and/or in the Land.

      "LEASE" OR "AGREEMENT" shall mean this Lease and all Exhibits attached hereto, which are incorporated herein by reference.

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      "LEASE YEAR" shall mean a time period of twelve (12) consecutive calendar months beginning with the Term Commencement Date or an anniversary thereof.

      "MAIN LEASE" shall mean that certain Ground Lease dated December 8, 1969, from the City of New York to the New York City Public Development Corporation ("PDC") for a term of sixty years covering certain real property in the Springfield Boulevard Urban Renewal Area in Queens County, City and State of New York (the "Ground Lease Land"), which Ground Lease Land includes the Premises.

      "MASTER LEASE" shall mean that certain sub-Ground Lease dated December 9, 1969, as amended, from the PDC to the Landlord of the Ground Lease Land for a term of sixty (60-) years.

      "MONTHLY BASE RENTAL" shall mean one-twelfth (1/12) of the Base Rental for a given Lease Year.

      "PLANS AND SPECIFICATIONS" shall mean the final, detailed working plans and Specifications, and drawings of the Building.

      "PREMISES" means that portion of the Building and the Land as outlined in red in Exhibit A annexed hereto and made a part hereof which initially shall consist of the "Initial Premises" as defined in Section 2.2 hereof, and upon the vacating by "SRI" as hereinafter defined of space which they presently lease pursuant to the "SRI Lease" as hereinafter defined, the Premises shall be amended and expanded to include the "Additional Premises" as defined in said
Section 2.2.

      "SEVERANCE LEASE" Shall mean that lease dated March 6,1972, entered into by the Landlord and PDC pursuant to Article 13, Section 13-01, subdivision (c) of the Master Lease which lease severed out the Land from the Ground Lease Land and which lease only encompasses the Land and no other Parcel.

      "TENANT'S PROPORTIONATE SHARE" shall mean one hundred (100%) percent provided, however, that until the "Additional Premises" (as hereinafter defined) are included in the Premises in accordance with Section 2.2, "Tenant's Proportionate Share" shall mean eighty-two and 18/100 (82.18%) percent.

      "TERM COMMENCEMENT DATE" shall mean May 1, 2000.

                                   ARTICLE II

                                TERM AND PREMISES

      2.1 TERM. Subject to and upon the terms and conditions set forth herein, or in any exhibit or addendum hereto, the Term (herein so called) of this Lease shall be for a period of ten (10) Lease Years and shall commence on the Term Commencement Date and shall expire on April 30, 2010 (the "Termination Date"), unless sooner terminated as herein provided.

      2.2 PREMISES. (a) Subject to the terms, covenants and conditions of this Lease, Landlord leases to Tenant and Tenant accepts and leases from Landlord, during the Term, the aggregate premises comprising the Land and the Building, subject to that certain lease dated December, 1993, as extended, covering certain parts of the Premises by and between Landlord and Surf Riders Inc. ("SRI"), as tenant ("SRI Lease") and the rights of occupancy thereunder, through and including April 30, 2001 (or the sooner termination of said SRI Lease) as hereinafter provided;

      (b) The Premises shall initially consist of (i) 27,900 square feet of warehouse space, plus, (ii) 4,608 square feet of ground floor office space,
(iii) 6,492 square feet of second floor office space; and (iv) 2.500 square feet of second floor office space (collectively, the "Initial Premises") as depicted on Exhibit A-1 up through the date that SRI vacates the premises it leases under the SRI Lease.

      (c) Effective on the date that SRI vacates the premises it leases under the SRI Lease, the Premises shall be deemed amended and expanded by adding (i) 5,675 square feet of warehouse

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space; (ii) 1,125 square feet of ground floor office space; and (iii) 2,200 square feet of second floor office space (collectively, the "Additional Premises") as depicted on Exhibit A-1;

      (d) Upon such addition of the Additional Premises to the Initial Premises, the Premises shall then consist in the aggregate of (i) 33,575 square feet of warehouse space, (ii) 5,733 square feet of ground floor office space and (iii) 8,692 of second floor office space; and (iv) 2,500 square feet of second floor office space.

      2.3 ADDITIONAL PREMISES. Landlord makes no representation or warranty as to the date that SRI shall vacate the space it leases under the SRI Lease and in the event of any delay or failure by SRI to vacate such space, there shall be no abatement or reduction in rent (except to the extent set forth in Section 7.4, then this Lease shall remain in full force and effect.

                                   ARTICLE III

                                      RENT

      3.1 BASE RENTAL. Tenant covenants and agrees to pay to Landlord, the Base Rental for each Lease Year of the Term of the Lease (and the Monthly Base Rental for each month of the Term of the Lease) as is set forth on Exhibit "B" attached hereto and made a part hereof as modified by the terms of this Lease.

      3.1.1. Tenant further covenants and agrees that upon the addition of the Additional Premises to the Initial Premises in accordance with Section 2.2(c) hereof, that the amount of Base Rental (and Monthly Base Rental) payable by Tenant for the remainder of the Term, as set forth on Exhibit "B" (subject to the rent abatement as set forth in Section 7.4 shall be the total amount of rent for both the Initial Premises and Additional Premises as set forth on Exhibit B. In addition, "Tenant's Proportionate Share" shall thereafter be increased to 100% upon the addition of the Additional Premises to the Initial Premises as aforesaid.

      3.2 PAYMENT OF MONTHLY BASE RENTAL. Commencing with the Term Commencement Date and throughout the Term, Tenant agrees to pay to Landlord in advance on the first (1st) day of each calendar month (the "Rental Due Date") in lawful money of the United States of America, without prior notice, or demand and at the address designated by Landlord in Article 24.1 or at such place or places as Landlord may from time to time designate in accordance with Article 24.1, the Monthly Base Rental for the applicable Lease Year, except that Tenant shall pay to Landlord the Monthly Base Rental for the first thirty (30) days of the Term with respect to the Initial Premises, upon the execution of this Lease (with the Monthly Base Rental for the second month of the Term being prorated on a per diem basis in the event that the first 30 days of the Term did not coincide with a calendar month). All rent, including Base Rental, Monthly Base Rental and all items of Additional Rental shall be paid by Tenant without offset or deduction of any kind whatsoever.

      3.3 ADDITIONAL RENTAL. In the event of a failure beyond expiration of applicable notice and cure period, on the part of Tenant to timely pay or discharge any amount due to Landlord as Additional Rental, Landlord shall have all rights, powers and remedies provided for by this Lease or by law as would be the case in the event of nonpayment of Monthly Base Rental.

      3.4 LATE CHARGE. In the event that Tenant shall fail to pay any installment of Monthly Base Rental by the tenth (10th) day of the month in which such installment is due, or Additional Rental within ten(10) days after Tenant's receipt of a billing therefor, there shall be added to such unpaid amount a late charge of five percent (5%) for the installment of amount due in order to compensate Landlord for the extra administrative expenses incurred. To the extent that notice is required pursuant to the terms of this Lease, then notice by facsimile transmission shall be deemed sufficient to comply with the provisions hereof. The provisions of this Article in no way relieves Tenant of the obligation to pay rent or other payments on or before the date on which they are due, nor do the terms of this Article in any way affect Landlord's remedies pursuant to any other Article of this Lease or pursuant to applicable law in the event that the Monthly Base Rental or Additional Rental is unpaid after its due date.

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                                   ARTICLE IV

                                      USE

      4.1 USE. Tenant shall have the right to use and occupy the Premises solely for the purposes of providing air cargo services, air commissary services, other similar air services and for ancillary aviation industry purposes.

      4.2 PARKING. Subject to the provisions of Sections 4.1, 4.4 and the other applicable provisions of this Lease, including Section 4.5, Tenant shall have the right to park trucks and other vehicles and cargo containers on all or any portion of the Land as depicted in Exhibit A-1.

      4.3 NONDISCRIMINATION. At all times during the Term, Tenant will not discriminate against any employee or applicant for employment because of race, color, creed or national origin or in any other manner which violates applicable laws. Tenant will take affirmative action to ensure that employees and applicants for employment are treated without regard to their race, color, creed or national origin or in any other manner which violates applicable laws. As used herein, the term "treated" shall mean and include, without limitation, the following: recruited, whether by advertising or other means; compensated, whether in the form of rates of pay or other forms of compensation; selected for training, including apprenticeship; promoted; upgraded; downgraded; demoted; transferred; laid off; and terminated. Tenant will post in conspicuous places in the Building, available to employees of Tenant and applicants for employment, notices provided by the City of New York setting forth the language of these nondiscrimination provisions; and

            (a) Tenant will, in all solicitations or advertisements for employees placed by or on behalf of Tenant, state that all qualified applicants will be considered for employment without regard to race, color, creed or national origin or any other manner which violates applicable laws;

            (b) Tenant will send each labor union or other representative of workers with which it has a collective bargaining agreement or other contract or understanding, a notice advising such labor union or workers' representative of Tenant's agreement as contained in this Section; copies of such notices shall be posted, and a copy thereof shall be sent to the City of New York within three (3) days of notification of such union or representative;

            (c) Tenant will furnish to the City of New York all information required by the City of New York pursuant to this Section, and will permit reasonable access by the City of New York to its books, records, and accounts for the purposes of investigation to ascertain compliance with this Section.

      4.4 PRIOR LEASES. Tenant agrees that the Lease is subject and subordinate to the Main Lease, Master Lease and the Severance Lease. Landlord represents and warrants that Tenant has been provided with a true, complete and correct copy of the Main Lease, Master Lease and the Severance Lease and all amendments thereto, if any. Without limiting Tenant's other obligations, Tenant shall not violate any of the terms, covenants and conditions of the Main Lease, Master Lease and the Severance Lease.

      4.5 Tenant, at its sole cost and expense, shall comply with all law, orders and regulations of Federal, State, County Municipal and other local governments, departments, commissions, authorities, and boards and with any direction of any public officer or officers which shall impose any violation, order or duty upon the Premises and/or Landlord and/or Tenant with respect to the Premises, whether or not arising out of Tenant's use or manner of use thereof (except for violations arising from Landlord's willful misconduct; gross negligence and/or from Landlord's construction of Landlord's Warehouse Work, Landlord's Initial Office Work and/or Landlord's Additional Office Work).

      4.6 Tenant shall not do or permit to be done any act or thing upon the Premises, which will invalidate or be in conflict with any one or more of the insurance policies covering the Building, and fixtures and property therein, or which would increase the rate of fire insurance applicable to the Building to an amount higher than it otherwise would be; provided however,

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that to the best of Landlord's knowledge, without making any independent inquiry, Tenant's use of the Premises in accordance with Article IV shall not violate or conflict with any such insurance policies; and Tenant shall neither do nor permit to be done any act or thing upon the Land and Building which shall or might subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on upon the Building. Without limiting the foregoing, if as a result of any act or omission by Tenant or violation of this Lease, the rate of fire insurance applicable to the Building shall be increased to an amount higher than it otherwise would be, Tenant shall reimburse Landlord for all increases of Landlord's fire insurance premiums so caused; such reimbursement to be Additional Rental payable upon the first day of the month following any outlay by Landlord for such increased fire insurance premiums. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make up" of rates for the Building or Premises issued by the body making fire insurance rates, shall be presumptive evidence but not conclusive of the facts therein stated and of the several items and charges in the fire insurance rate then applicable to said Building.

      4.7 Tenant shall not use or suffer the Premises to be used in any manner so as to create an environmental violation or hazard, nor shall Tenant cause or suffer to be caused any chemical contamination or discharge of a substance of any nature which is noxious, offensive or harmful or which under any law, rule or regulation of any governmental authority having jurisdiction constitutes "Hazardous Materials" as hereinafter defined.

      4.8 Tenant shall also immediately notify Landlord in writing of any environmental concerns of which Tenant is or becomes aware and which are raised by any private party or government agency with regard to Tenant's business or the Premises. Tenant shall also notify Landlord immediately of any hazardous waste spills at the Premises and of any other Hazardous Materials of which Tenant becomes aware.

      4.9 Not in limitation of the generality of the foregoing, but as additional covenants, Tenant specifically agrees that (i) except for limited quantities used or stored at the Premises in compliance with applicable laws required in connection with the routine use, occupancy and maintenance of the Premises, Tenant shall not generate, manufacture, refine, transport, treat, store, handle, dispose or otherwise deal with any hazardous substances or hazardous waste as now or hereafter defined by applicable law; and (ii) Tenant shall defend, indemnify and hold Landlord harmless against any liability, loss, cost or expense, including reasonable attorneys' fees and costs (whether or not legal action has been instituted) incurred by reason of the existence of or any failure by Tenant to comply with any environmental law now or hereafter in effect.

      4.10. As used herein, the term "Hazardous Materials" means and includes all hazardous materials, substances and/or waste as defined in any federal, state or local statute, law, rule, regulation, order or judicial decision, including without limitation radon, oil, gas and other petroleum products, lead paint, asbestos and asbestos containing materials.

      4.11. Tenant covenants and agrees that at any and all times during the term of this Lease it shall be responsible for compliance with any federal, state, county, local, or municipal law (including without limitation Local Law 76, as same now exists or may hereafter be amended, if the Building is located in New York City), statute, ordinance, code, regulation or administrative recommendation pertaining to Hazardous Materials (including without limitation any requirements pertaining to the cleanup, removal, and/or encapsulation of any Hazardous Materials that may be in or at the demised premises or may have emanated therefrom), to the extent same are related to or arising from Tenant's occupancy or use of the Premises, including without limitation, relating to or arising from the acts or omissions of Tenant, its employees, contractors, agents, invitees and/or licensees. Tenant shall, at its sole cost and expense, undertake any and all steps which may be required for compliance as aforesaid. In addition, Tenant shall be solely responsible for restoring and repairing any damage to the Premises caused by or resulting from such compliance, e.g. the replacement of any ceiling tiles or insulation with comparable products not containing any Hazardous Materials.

      4.12. Tenant shall indemnify and save harmless the Landlord, Landlord's agents, servants, and employees, from and against all claims and demands whether for injuries to persons or loss of life, or damage to property, related to or arising in any manner whatsoever out

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of the clean-up, removal and/or encapsulation of Hazardous Materials provided same is occasioned wholly or in part by any act or omission of (or failure to comply with legal requirements by) Tenant, its agents, contractors, employees, servants and licensees. In the event Landlord shall, without fault on its part, be made a party to any litigation or administrative proceedings commenced by or against Tenant, then Tenant shall protect and hold Landlord harmless and shall pay all costs, expenses and reasonable attorneys fees incurred or paid by Landlord in connection with such litigation.

      4.13. Notwithstanding anything herein to the contrary, Tenant shall file no documents or take any other action under this Article without Landlord's prior written approval thereof which shall not be unreasonably withheld or delayed, and Landlord shall also have the right to file such documents or take such action instead or on behalf of Tenant (but still at Tenant's sole cost and reasonable expense), and Tenant shall cooperate with Landlord in so doing. Tenant shall also (i) furnish Landlord with copies of any documents filed by Tenant pursuant to any environmental law; (ii) permit Landlord to be present at any inspection, on or off site, and at any meetings and substances dealt with by Tenant at the Premises, as well as any additional information available to Tenant for government filings or determinations as to whether there has been compliance with an environmental law.

      4.14. Without limiting Landlord's other rights and remedies, Landlord shall also have the right, but not the obligation, to enter the Premises at any time upon reasonable notice (which notice may be verbal and provided further, that no such notice shall be required in the event of an emergency) to conduct tests to discover the facts of any alleged or potential environmental problem. In the event Tenant fails to comply as aforesaid with the clean-up, removal, and/or encapsulation of Hazardous Materials when so required within the period of time permitted or promulgated, then in such event Landlord (or its affiliate) may undertake said work, but shall not be obligated to do so. Should Landlord (or its affiliate) undertake said work required by Tenant as aforesaid, then in such event, Landlord shall render a statement to Tenant for the cost and expenses of undertaking said work plus a charge of twenty (20%) percent for administrative costs and expenses, which statement shall be paid by Tenant as Additional Rental within ten (10) days of receipt thereof. Failure of Tenant to undertake compliance as aforesaid shall constitute a material default under this Lease for which Landlord shall have all rights and remedies, including without limitation the right to terminate this Lease and the right to hold Tenant responsible for the entire cost of compliance as aforesaid and for all of Landlord's damages resulting from Tenant's failure to so comply. In exercising any of its rights under this Section, Landlord shall endeavor to minimize disturbance to the conduct of Tenant's business, but Landlord makes no representations or warranties that in exercising such rights that it will not disturb the conduct of Tenant's business. In the event of such disturbance, Landlord shall not be responsible for any liability and this Lease shall remain in full force and effect without abatement or diminution in Base Rent or Additional Rent.

      4.15. The provisions of this Article shall survive the expiration or earlier termination of this Lease, and the Tenant shall require any permitted assignee or sub-lessee of the Premises to agree expressly in writing to comply with all the provisions of this Article.

                                    ARTICLE V

                                TRIPLE NET LEASE

      It is the intention of Landlord and Tenant that, except as otherwise set forth in this Agreement, rental shall be absolutely net-net-net to Landlord; that all costs, expenses and obligations of every kind relating directly or indirectly in any way, foreseen and unforeseen, to the use, occupancy, possession, repair and maintenance of the Premises, which may arise or become due during the Term hereof shall be paid by Tenant.

                                   ARTICLE VI

                  IMPOSITIONS, UTILITIES, SERVICES, MAINTENANCE

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      6.1 IMPOSITIONS.

            (a) (i) Tenant shall, within ten (10) days after receipt of the Real Estate Tax Bill from Landlord, pay to Landlord, Tenant's Proportionate Share of all increases, over the "Base Rate", as herein defined, of real property taxes, licenses and permit fees, and governmental levies and charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature whatsoever which are assessed, levied, confirmed or imposed upon the Premises, including the Building, Land and any and all improvements thereon which become payable during the Term of this Lease or any renewal or extension thereof in accordance with the provisions of this Article 6 (collectively, the "Impositions"), excluding all penalties, fees and interest arising out of the late payment of same by Landlord unless such late payment is caused by Tenant's failure to timely pay such impositions.

                  (ii) In addition, Tenant shall pay to Landlord, within thirty
(30) days after the same shall be payable by Landlord and as additional rent for the Lease Year in which the same shall be so payable, an amount equal to Tenant's Proportionate Share of any assessment (general, special or otherwise) or installment thereof for betterments or improvements which may be levied upon the Premises. Landlord shall take the benefit of the provisions of any statute or ordinance permitting any such assessment to be paid over a period of time and Tenant shall be obligated to pay only the said percentage of the installments of any such assessments which shall become due and payable during the term of this Lease.

                  (iii) In the event there shall be levied against the Landlord during the term of this Lease an assessment for improvements or betterments which is payable in one reasonable sum, then in that event said assessment shall be divided by the number of years equal to the term of this Lease and Tenant's responsibility shall be the sum equal to its Proportionate Share of said amount times the number of unexpired years in the Lease; for example, if an assessment is levied for $10,000.00, and the Lease term has a period of ten (10) years, the annual installments will be deemed to be $1,000.00 per year and in the event Tenant's Proportionate Share is one hundred (100%) percent, Tenant will owe $1,000.00 times the number of years remaining under this Lease as of the date of its assessment.

            (b) Subject to the provisions for payment of increases in Impositions contained herein, Landlord and Tenant acknowledge that a portion of the Base Rental is allocable towards the payment for Impositions at the rate of $2.00 per square foot of space comprising the Premises (as the Premises shall increase upon the addition of the Additional Premises as aforesaid). Said rate of $2.00 per square foot is herein referred to as the ABase Rate.

            (c) All Impositions shall be pro-rated for the calendar year in which the Lease commences and terminates. The actual Impositions for the first
(1st) Lease Year of the Lease Term shall be at the rate of $2.00 per square foot. Commencing with the second (2nd) Lease Year of the Lease Term, Tenant will remit its Proportionate Share of any increase in Impositions over the Base Rate to Landlord within ten (10) days of receipt of bill from Landlord calculating the increase and stating the amount due. Such increase in Impositions shall be computed by: (i) dividing the amount of such Impositions by the number of square feet of the Building, then (ii) subtracting the Base Rate from such quotient, then (iii) multiplying the difference by the number of square feet of the Premises as then constituted. Prior to the expiration of the Term, Landlord shall bill Tenant for its pro rata share of the Impositions based upon the overlap of the last year of the Lease and the fiscal period of the taxing authorities. Such pro rata billing shall be based upon the increase in the Imposition over the Base Rate computed as aforesaid. Tenant shall pay such pro rata billing to Landlord within ten (10) days of receipt thereof, provided, however, that if the Impositions for the last fiscal year of the taxing authorities into which the Term extends shall vary from those of the previous fiscal year, Tenant and Landlord shall make a final adjustment at the end of the last such fiscal year based upon the increase of the Impositions actually paid by Landlord over the Base Rate, and any such liability of Landlord or Tenant for any such adjustment shall specifically survive the expiration or sooner termination of this Lease.

            (d) In no event shall any rent adjustment under this Article or any other provisions of this Lease, result in any reduction in the Base Rental payable hereunder.

            (e) Nothing herein above shall require Tenant to pay any of Landlord's franchise, estate, inheritance, succession, income, excess profits, or revenue tax, or any other tax,

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assessment, charge or levy based on or measured by the gross income or capital stock of Landlord or upon the net rental payable by Tenant under this Lease, except to the extent that any such tax, assessment, charge or levy is in lieu of, in substitution of or in addition to any real property taxes or other Impositions, in which case, such tax, assessment, charge or levy shall be deemed to be a part of the Impositions.

            (f) Landlord shall have the sole right, at its own cost and expense to institute tax certiorari proceedings if Landlord elects to do so for any given tax year(s) in Landlord's sole and absolute discretion. Any recovery of taxes for the period during Term shall be paid to Tenant, but in no event shall such payment exceed the amount of taxes paid by Tenant for the applicable tax year(s) and any balance of such recovery shall be held in trust by Tenant for the benefit of Landlord and promptly paid to Landlord.

      6.2 UTILITIES AND SERVICES. From and after the Term Commencement Date and throughout the Term, Tenant shall be responsible for and promptly pay, prior to delinquency, all utility charges applicable to the Premises as then constituted incurred after such date, including, but not limited to (i) telephone service,
(ii) heat, fuel and/or natural gas and (iii) electricity and (iv) sanitary sewer and water charges. Tenant shall be responsible for and pay any janitorial, landscaping, snow removal, trash removal, security and other services which Tenant requires be provided to the Premises. Tenant shall also provide all replacement light bulbs and tubes. In no event shall Landlord be liable for any interruption or failure of utility service to the Premises unless it is caused by the gross negligence or willful misconduct of Landlord. Landlord shall be responsible for no services to the Premises, except as may otherwise be expressly provided in this Lease.

      6.3 TENANT'S FAILURE TO PAY IMPOSITIONS, UTILITIES AND MAINTENANCE. In the event that Tenant (i) fails to pay any Imposition upon the Building when due,
(ii) fails to pay any utility costs for the Premises when due, (iii) fails to pay the cost for any services to the Premises when due, and/or (iv) fails to maintain or repair the Premises in accordance with Article VII, Landlord shall have the right, without prejudice to Landlord's other rights and remedies, to make written demand on Tenant to pay such amount due or to undertake such maintenance or repair. Without limiting Landlord's other rights and remedies, if within thirty (30) days after such written notice to Tenant, Tenant fails to pay the amount due or to undertake the maintenance or repair needed, Landlord, at its option, may make such payment or undertake such maintenance and repair and Tenant agrees to pay to Landlord as Additional Rental within ten (10) days after written notice any amount reasonably expended by Landlord plus interest at the Interest Rate, provided, however, that Landlord submits proof of the cost of the repair (invoices, etc.) at the time it demands payment. Landlord's action in paying any amount or undertaking any maintenance or repair on behalf of Tenant pursuant to this Section 6.3 shall in no way reduce or abrogate Tenant's obligations under Article 7.4 nor shall Landlord's actions constitute a waiver of any default by Tenant under Article 25.7.

                                   ARTICLE VII

          CONDITION OF PREMISES, CONSTRUCTION, REPAIRS AND MAINTENANCE

      7.1 CONDITION OF PREMISES. Except for the performance of "Landlord's Warehouse Work" and "Landlord's Initial Office Work" as such terms are hereinafter defined, Tenant, by taking possession of the Premises, shall be deemed to have conclusively agreed that the Premises as then constituted were as of the date of taking possession in good order, repair, and condition, and satisfactorily completed in accordance with Landlord's obligation under this Lease. No promise of Landlord to alter, remodel, redecorate, clean or improve the Premises, or the Building, and no representation or warranty, express or implied, with respect to the condition of the Premises or the Building has been made by the Landlord to Tenant, unless the same is expressly set forth herein and made a part hereof. Landlord's Warehouse Work, Landlord's Initial Office Work and Landlord's Additional Office Work and Tenant's Work shall be performed by Landlord in a good and workmanlike manner.

      7.2 LANDLORD'S WAREHOUSE WORK. Attached hereto as Exhibit "C" is a description of certain work to the warehouse space in the Initial Premises (and not the Additional Premises) which, subject to the terms, covenants and conditions hereof, Landlord agrees to perform and complete at its sole cost and expense ("Landlord's Warehouse Work"). Landlord's Warehouse Work (including the work described in 7.2.1) shall be substantially completed within forty-five (45) days after the Term Commencement Date, except that Landlord shall remove the existing demising wall in the warehouse space (except for the portion of such demising wall surrounding the SRI space) within five (5) days after the Term Commencement Date. Landlord shall have the right to perform Landlord's Work (including the work described in 7.2.1), subject to the provisions of the preceding sentence, at any time that Landlord deems appropriate, including such time as Tenant is in occupancy and conducting business in the Initial Premises. Tenant will fully cooperate and allow Landlord full and complete access to the Initial Premises, including the Warehouse Space, for the purpose of performing Landlord's Warehouse Work.

      7.2.1 Landlord's Warehouse Work shall also be deemed to include the following work to be performed by Landlord at its sole cost and expense: (i) expanding the bathrooms on the ground floor of the Initial Premises; (ii) tiling or carpeting the ground floor (excluding the warehouse space) of the Initial Premises; and (iii) painting the offices comprising a part of the Initial Premises which work shall also be substantially completed by Landlord within forty-five (45) days after the Term Commencement Date.

      7.2.2 It is expressly understood and agreed that there shall be no abatement or diminution of the Base Rental (nor Monthly Rental) nor any items of Additional Rental during the performance of Landlord's Warehouse Work (including the work described in Section 7.2.1). Without limiting the foregoing, Tenant shall be obligated to pay the entire Base Rental (and Monthly Rental) and all items of Additional Rental for the Initial Premises during the performance of Landlord's Warehouse Work (including the performance of the work described in Section 7.2.1).

      7.3 LANDLORD'S INITIAL OFFICE WORK. Attached hereto as Exhibit "D" is a description of certain work to part of (consisting only of 2,500 square feet of second floor office space) the office space included in the Initial Premises (and not the Additional Premises) which, subject to the terms, covenants and conditions hereof, Landlord agrees to perform and complete at its sole cost and expense ("Landlord's Initial Office Work"). Promptly following the Term Commencement Date, Tenant shall provide to Landlord proposed plans covering Landlord's Initial Office Work which shall be in accordance with the provisions of Exhibit "D" (the "Initial Office Work Plans"). The Initial Office Work Plans shall be subject to the prior written approval of Landlord. Provided that the Initial Office Work Plans submitted to Landlord by Tenant are in compliance with the provisions of Exhibit D, then Landlord agrees: (i) to complete its review of such plans within thirty (30) days following receipt of such Initial Office Work Plans; and (ii) not to unreasonably withhold Landlord's approval of such plans. From and after the date that Landlord shall have approved the proposed Initial Office Work Plans, the portion of the Base Rental and Additional Rental payable by Tenant for such portion (2,500 square feet of office space on the second floor) of the office space located in the Initial Premises, as set forth on Exhibit B, shall be abated until the date that Landlord substantially completes Landlord's Initial Office Work, the amount of Base Rental which would otherwise be payable by Tenant for such office space located in the Initial Premises, shall be abated until the date that Landlord substantially completes Landlord's Initial Office Work, but Tenant shall, nevertheless, perform, observe and abide by all other terms, covenants and conditions of this Lease, including the timely payment of all other Base Rental and all other items of Additional Rental. It is further expressly understood and agreed that until such time as Landlord has approved, the proposed Initial Office Work, that Tenant shall be obligated to pay, without limitation, the full amount of Base Rental, for such office space in the Initial Premises. Landlord makes no representations or warranties as to when Landlord's Initial Office Work Plans shall be substantially completed or completed. Tenant will fully cooperate with Landlord and Landlord's performance of Landlord's Initial Office Work, including providing Landlord with full and complete access to the Initial Premises.

      7.4 LANDLORD'S ADDITIONAL OFFICE WORK. Attached hereto as Exhibit "E" is a description of certain work to the 2,200 square feet of office space located on the second floor of the Additional Premises and certain work to the 6,492 square feet of second floor office space in the

Initial Premises, which subject to the terms, covenants and conditions hereof, Landlord agrees to perform and complete at its sole cost and expense ("Landlord's Additional Work"); it being understood and agreed that said 6,492 square feet of second floor office space in the Initial Premises shall be included in Landlord's Additional Work. Promptly following the date that the Additional Premises is included in the Premises as set forth in Section 2.2(c), Tenant shall provide Landlord with plans covering such work such office space in the Additional Premises which plans shall be in accordance with the description on Exhibit E (the "Additional Office Work Plans"). Within five (5) days following the date that the Additional Premises are included in the Premises as set forth in Section 2.2(c), Landlord shall remove the remaining portion of the interior demising wall in the warehouse space. The Additional Office Work Plans shall be subject to the prior written approval of Landlord. Landlord agrees not to unreasonably delay its review of the Additional Office Work Plans. Provided that the Additional Office Work Plans submitted to Landlord by Tenant are in compliance with the provisions of Exhibit E, then Landlord's agrees: (i) to complete its review of such plans within thirty (30) days following receipt of such Additional Office Work Plans; and (ii) not to unreasonably withhold Landlord's approval of such plans. Tenant agrees that the Additional Office Work Plans shall not be submitted to Landlord piece-meal, but that Tenant shall simultaneously submit a complete set of such proposed Additional Office Work Plans covering the entire Landlord's Additional Office Work for Landlord's review as aforesaid. From and after the date that the Additional Premises become included in the Premises as set forth in Section 2.2(c), the Base Rental and Additional Rental payable by Tenant for said 2,200 square feet of office space located on the second floor and said 6,492 square feet of office space located on the second floor (being part of the Initial Premises), shall be abated until the earlier of: (i) sixty (60) days following the date that the Additional Premises become included in the Premises as set forth in Section 2.2(c); or (ii) the date that Landlord's Additional Office Work is substantially completed. Notwithstanding such partial abatement, Tenant shall nevertheless perform, observe and abide by all other terms, covenants and conditions of this Lease, including the timely payment of all other Base Rental and all other items of Additional Rental. Landlord makes no representations or warranties as to when Landlord's Additional Office Work shall be substantially completed. Tenant will fully cooperate with Landlord in the performance of Landlord's Additional Office Work, including providing Landlord with full and complete access to the Additional Premises.

      7.4.1 NO WORK TO WAREHOUSE SPACE IN ADDITIONAL PREMISES. It is expressly understood and agreed that Landlord shall have no obligation whatsoever to perform any work to the warehouse space located in the Additional Premises (other than the removal of the remaining portion of the interior demising warehouse wall), and Tenant shall accept the same AS IS (other than the removal of the remaining portion of the interior demising warehouse wall) on the date that SRI vacates the Additional Premises, provided however, that said warehouse space shall be vacant, broom clean and the utility systems (electric, heating, plumbing and air conditioning) servicing such Warehouse Space shall be in working order.

      7.5 TENANT'S WORK. In addition, subject to the provisions hereof, Landlord agrees to perform and complete, at Tenant's sole cost and expense, but provided that the construction and contractor fees shall be approximately up to $30,460.00 in total (including the cost of work and materials, but not including any permitting, filing fees, architect's fees nor any additional costs and expenses for work, materials, permitting and filing fees, architect's fees incurred by reason of the preparation, issuance, review and/or revision of plans, if required, and/or construction of any changes or extras, all of which costs and expenses shall also be paid by Tenant) using Landlord (or Landlord's designee), as its sole contractor, all construction work to the Premises (collectively, "Tenant's Work") described on Exhibit "F" in a first class manner. Without limiting Tenant's other obligations, Tenant shall pay for all filing fees to obtain any necessary permits covering Tenant's Work. Landlord's makes no representations or warranties that if required, any such permits and approvals are obtainable. In the event that such permits and approvals are not obtained, then Tenant's Work shall not be performed, and this Lease will remain in full force and effect without any reduction or diminution of Base Rental or Additional Rental subject to the provisions of the last sentence of this section. Upon receipt of any necessary permits and approvals Landlord's or its designee, on behalf of Tenant, shall perform Tenant's Work. Landlord makes no representations or warranties as to the date that Tenant's Work shall be substantially completed. It is expressly understood and agreed that Tenant's Work may be performed by Landlord, or its designee, at any time that Landlord or its designee deems appropriate, including such time that Tenant is in occupancy and conducting business in the Premises. Tenant will fully cooperate and allow Landlord and its designee full and complete access to the Premises for the purpose of performing Tenant's Work. There shall be no abatement or diminution of the Base Rental or any items of Additional Rental during the performance of Tenant's Work. If Landlord is unable to construct Tenant's Work, then Tenant shall have the right to terminate this Lease by written notice to Landlord sent within ten (10) days following Tenant's receipt of notice from Landlord that Landlord is unable to construct Tenant's Work and if Tenant fails to timely send such notice of termination, then Tenant's right to terminate shall be waived.

      7.6 CONDITION ON SURRENDER. Tenant shall, at the termination of this Lease, surrender the Premises to Landlord in as good condition and repair as reasonable and proper use thereof will permit, loss by ordinary wear and tear, fire and other casualty required to be insured pursuant to this Lease excepted and in the state of broom cleanliness, and shall surrender keys for the Premises to the Landlord at the place then fixed for payment of the rent. All non-structural alterations, installations, additions and improvements made and installed by Tenant, or at Tenant's expense, upon or in the Premises shall be removed at the end of the term of the Lease at Tenants sole cost and expense and the Premises restored by Tenant and any damages created thereby shall be repaired, all at Tenant's sole cost and expense. Where furnished by or at the expense of Tenant all movable furniture, furnishings and trade fixtures, including without limitation, murals, business machines and equipment, counters, screens, grille work, special paneled doors, cages, partitions, metal railings, closets, paneling, lighting fixtures and equipment, drinking fountains, refrigerators, and any other movable property shall remain the property of Tenant which Tenant shall be obligated to remove at any time prior to the expiration or sooner termination of the term of this Lease, and without limiting Tenant's other obligations, Tenant shall repair all damage occasioned by such removal, at Tenant's sole cost and expense. All such property which is not so removed by Tenant shall, without limiting Landlord's other rights and remedies, either be retained by Landlord as Landlord's property or may be removed from the Premises, and disposed of by Landlord, at Tenant's sole cost and expense.

      7.7 REPAIR, REPLACEMENT AND MAINTENANCE BY TENANT. (a) Tenant shall (only using Landlord or Landlord's designee as general contractor), during the Term, at Tenant's sole cost and expense, maintain in good order and condition and make all repairs and replacements in and to the Premises whether structural or non-structural, ordinary or extraordinary, foreseen or unforeseen (including Tenant's improvements, Tenant's Work and Tenant's furniture, fixtures and equipment), including but not limited to the roof, roof decking, structural steel, masonry walls, glazing, foundations, footings, floor slabs, electrical, plumbing, sewer, heating, ventilating and air-conditioning, mechanical and utility systems serving the Building. Tenant shall keep the Premises in a clean, sightly, and sanitary condition during the term of this Lease. Tenant shall be responsible for disposal of its trash from the Building, and will maintain adequate receptacles for such disposal. Replacement and repair parts, material and equipment shall be of a quality equivalent to those initially installed within the Premises, and repair and maintenance work shall be done in accordance with the then existing federal, state and local laws, regulations and ordinances pertaining thereto. The prices charged by Landlord or Landlord's designee as general contractor shall be competitive with the prices charged by general contractors in the industry.

            (b) The Tenant shall be solely responsible for snow removal, sweeping, and general maintenance of the asphalt yard and drive areas (patching potholes and filling impressions, not repaving) within the Premises.

            (c) The Tenant shall be responsible for any damage to Premises caused by its negligent acts or omissions or those of its employees, agents, contractors, licensees or invitees.

            (d) Without limiting Tenant's other obligations, Tenant shall, throughout the term, take out and maintain, in full force and effect, at Tenant's sole cost and expense, heating, ventilation and air conditioning maintenance contract with a contractor, reasonably acceptable to Landlord.

                                  ARTICLE VIII

                                 INDEMNIFICATION

      8.1 Tenant will indemnify, defend and save Landlord harmless from and against any and all claims, actions, damages, liabilities, settlement costs and expenses, losses, claims,

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

actions, liens, lawsuits, demands, fines, penalties, and all expenses (including but not limited to costs of investigation and defense and reasonable fees incurred for attorneys, expert witnesses, consultants and litigation support services) directly or indirectly due to or arising out of any one or more of the following by Tenant, its subtenants, assigns or other occupants and/or their respective agents, employees, contractors, licensees or invitees: (i) the use and occupancy by Tenant of the Premises; (ii) the breach, default or other violation of any of the terms, covenants and conditions of this Lease; and/or
(iii) their negligence and willful misconduct or omissions.

                                   ARTICLE IX

                                    INSURANCE

      9.1 (a) FIRE AND EXTENDED COVERAGE. Landlord shall have the right to maintain such fire and extended coverage insurance and any and all other insurance, which Landlord elects to maintain. under any one or more individual, blanket underlying and/or umbrella coverage or combination(s) thereof as Landlord may elect. Such insurance policy(ies) shall be upon such term and for such coverage as Landlord elects to maintain or as may be required by the holder of any mortgage which may now or hereafter encumber Landlord's interest in all or any portion of the Land and/or Building.

            (b) The Tenant agrees to pay to the Landlord, as Additional Rental, Tenant's Proportionate Share of the cost of procuring and maintaining during the Term of this Lease and any extension thereof, fire and casualty insurance on the Building in the full amount of the replacement value of the Building, exclusive of foundations, which value may be reasonably re-determined by Landlord or any such mortgagee at any time and from time to time and the cost of any and all other insurance that Landlord, from time to time maintains during the Term of this Lease, including, without limitation, liability insurance, boiler, machinery insurance, rent insurance and any and all other insurance which Landlord may elect to maintain and/or which may be required by any such mortgagee. The policy of insurance shall specifically provide that Landlord, Landlord's Mortgagee, and (if required by the Severance Lease and Ground Lease) the City of New York and the PDC are additional loss payees and that all payments shall be made as their interests appear. Notwithstanding the foregoing, if Landlord's Mortgagee determines or Landlord reasonably determines that the amount of Fire and Extended Coverage is insufficient, then Landlord will increase the amount of this Coverage to the amount specified in writing by the Landlord's Mortgagee and Tenant shall pay its Proportionate Share of the cost thereof.

      9.2 TENANT'S INSURANCE. Tenant shall procure and maintain during the term of this Lease, policies of insurance with coverage as set forth below:

            (a) PUBLIC LIABILITY AND PROPERTY DAMAGES. Bodily injury liability insurance and property damage liability insurance will be carried and maintained by Tenant, at Tenant's sole cost and expense, upon execution of this Lease with a combined single limit coverage of Ten Million Dollars ($10,000,000.00) for:

                  (i) Bodily Injury or Death, per person;

                  (ii) Bodily Injury or Death, aggregate; and

                  (iii) Property Damage.

All such bodily injury liability insurance and property damage liability insurance shall specifically make reference to the indemnity agreement contained in Article VIII hereof and shall name Landlord and Landlord's Mortgagee as additional insureds. The requirements of Section 9.2(a) shall not preclude Tenant from carrying additional bodily injury liability insurance and/or all public liability and property damage policies shall be written as primary policies, not contributing with, and not in excess of, coverage which Landlord may carry, if any. Such insurance may be covered by a blanket covering other locations and such public liability and property damage liability insurance policies may be maintained by Tenant by a combination of one or more underlying and umbrella policies, provided that they comply with the limits of coverage set forth herein.

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

            (b) POLICY FORM. All policies of insurance provided for herein to be carried by Tenant shall be Issued by insurance companies acceptable to Landlord's Mortgagee and reasonably acceptable to Landlord, and shall be issued in the names of Landlord, Landlord's Mortgagee, City of New York (if required) and PDC and Tenant as co-insureds (without any liability on the part of Landlord or Landlord's Mortgagee for premiums). Certificates thereof shall be delivered to Landlord, Landlord's Mortgagee, the City of New York and the PDC within thirty (30) days after execution hereof and thereafter thirty (30) days subsequent to renewal of such policy. As often as any policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent. All policies of insurance delivered to Landlord and Landlord's Mortgagee must contain a provision that the company writing said policy will give to Landlord and Landlord's Mortgagee thirty (30) days' notice in writing in advance of any cancellation or lapse of the policy or any reduction in the amounts of insurance if such adversely affects the Landlord and the Landlord's Mortgagee.

            (c) TENANT'S FAILURE TO MAINTAIN INSURANCE. In the event that Tenant
(i) fails to maintain policies of insurance or (ii) fails to pay any premium for policies of insurance when due, as required by this Article IX, Landlord or Landlord's Mortgagee, without prejudice to their other rights and remedies, shall have the right to produce said insurance policy or pay such insurance premium on behalf of Tenant. In such an event, the amount expended by Landlord or Landlord's Mortgagee shall be Additional Rental and Tenant shall pay said amount to Landlord within thirty (30) days after demand at the Interest Rate, provided, however, that Landlord submits proof of the cost of insurance (invoices, bills, etc.) at the time it demands payment, without prejudice to Landlord's and Landlord's Mortgagee's other rights and remedies. Any action by Landlord or Landlord's Mortgagee in procuring insurance policies or paying insurance premiums on behalf of Tenant pursuant to this Section 9.2(c) shall in no way reduce or abrogate Tenant's obligations under Article IX or act as a waiver of any default by Tenant under Article IX.

            (d) WORKER'S COMPENSATION Worker's compensation coverage insurance shall be procured by Tenant in whatever amounts are necessary to comply with the requirements of the State of New York for Tenant's employees.

            (e) OTHER INSURANCE. Tenant shall also maintain, at Tenant's sole cost and expense, throughout the Term, fire insurance with extended coverage covering the full replacement value of all of its contents in the Premises and Tenant shall also maintain such other policies of insurance and coverages as may be required from time to time by Landlord's Mortgagee or by Landlord.

      9.3 In the event that all or any portion of the Building or Tenant's trade fixtures or personal property in the Premises shall be damaged or destroyed by fire, explosion or other casualty required to be insured against pursuant to this Lease, whether or not such damage or destruction caused, or claimed to be caused, by the negligence or misconduct of Landlord or Tenant, or any of their respective officers, employees, agents, contractors or invitees, neither Landlord nor Tenant, including without limitation their respective insurance company(ies), shall have any right of action, by way of subrogation or otherwise, against Landlord or Tenant, or any of their respective officers, employees, agents, contractors or invitees, arising form such damage or destruction, and each policy of insurance required pursuant to this Lease shall provide a waiver and release by the insurer of any such right.

                                    ARTICLE X

                            ALTERATIONS AND FIXTURES

      10.1. Tenant shall make no alterations, installations, additions or improvements in or to the Premises without Landlord's prior written consent; all such work shall be done only by Landlord as general contractor with subcontractors or mechanics approved by Landlord at competitive prices of general contractors in the industry. All such work, alterations, installations, additions and improvements shall be done at Tenant's sole cost and expense. Notwithstanding the foregoing, Tenant shall have the right to install furniture, furnishings and moveable trade fixtures provided that the items do not interfere with any utility services or impair the structural integrity of the Building and Tenant otherwise complies with all other applicable provisions of this Lease including, without limitation, Articles 4.5 and 10.6. Notwithstanding the provisions of 10.1, but subject to the other applicable provisions of this Lease, including Section 10.6, Landlord agrees not to unreasonably withhold or delay its consent to alterations, installations, additions or improvements which comply with all of the following terms and conditions: (i) the aggregate costs of such alterations, installations, additions or improvements shall not exceed $10,000 in the aggregate, in each instance; (ii) such alterations, installations, additions or improvements are nonstructural and do not adversely affect any utility systems servicing the Building; and (iii) such alterations, installations, additional and improvements are made in and to the interior only of the Premises.

      10.2. All alterations, installations, additions and improvements made and installed and paid for by Landlord, if any exist, including Landlord's Warehouse Work, Landlord's Initial Office Work and Landlord's Additional Office Work, shall become and be the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the end of the Term of this Lease, excluding Tenant's modular work stations.

      10.3. All non-structural alterations, installations, additions and improvements made and installed by Tenant, or at Tenant's expense, upon or in the Premises shall be removed at the end of the term of the Lease at Tenant's expense and the Premises restored by Tenant, and any damages created thereby shall be repaired, all at Tenant's cost and expense.

      10.4. Where furnished by or at the expense of Tenant all furniture, furnishings and moveable trade fixtures, including without limitation, murals, business machines and equipment, counters, screens, grille work, special paneled doors, cages, partitions, metal railings, closets, paneling, and equipment, drinking fountains, refrigerators, and any other movable property shall remain the property of Tenant which Tenant may at its option remove all or any part thereof at any time prior to the expiration of the term of this Lease, provided all damage occasioned by such removal is repaired by Tenant, at Tenant's sole cost and expense. In case Tenant shall decide not to remove any part of such property, Tenant shall notify Landlord in writing not less than sixty (60) days prior to the expiration of the term of this Lease, specifying the items of property which Tenant has decided not to remove, the same shall be deemed abandoned by Tenant and thereupon the same shall become the property of Landlord, without payment or reimbursement to Tenant and Landlord shall have the right to dispose of same in such manner as Landlord deems appropriate at Tenant's sole cost and expense and if Tenant fails to timely provide such written notice to Landlord, then it shall be conclusively presumed that Tenant shall have elected not to remove such items of property without prejudice to Landlord's other rights and remedies.

      10.5. Tenant shall keep records of Tenant's alterations, installations, additions and improvements, and the cost thereof. Tenant shall, within fifteen
(15) days after demand by Landlord, furnish to Landlord copies of such records and cost only if Landlord shall require same in connection with any proceeding to reduce the assessed valuation of the Building, or in connection with any proceeding instituted pursuant to this Lease.

      10.6. Notwithstanding anything contained elsewhere in this Lease, if Tenant makes any alterations, installations, additions or improvements, whether structural or non-structural, Tenant shall, without limiting Tenant's other obligations, comply with all of the following at Tenant's sole cost and expense:

            (a) Tenant shall furnish Landlord with the plans of the planned alterations prior to construction.

            (b) Tenant must furnish Landlord with an "as-built" plan upon the completion of any work.

            (c) Tenant will obtain all governmental permits and pay all applicable government fees.

            (d) Tenant will file appropriate plans with governmental authorities, where applicable.

            (e) Tenant will perform all alterations in a good and workmanlike manner in accordance with standards at least equivalent to the standards prevailing in the Building of which the Premises form a part.

            (f) Tenant accepts full responsibility for any changes in sprinklers, passages, legal exits, entrances, hallways and any other components of the Building, which may be necessitated by such alterations and shall not do any work which shall adversely affect the remainder of the Building of which the Premises form a part.

            (g) Tenant shall not make any installation on or through the roof, nor shall Tenant or Tenant's agents enter upon the roof or place objects thereon without the specific written permission of Landlord, who shall specify the time and conditions under which such entry may be obtained. Landlord may make such rules and regulations as they reasonably deem appropriate to govern Tenant's use or access to the roof for any purpose whatsoever.

      10.7. Without limiting Tenant's other obligations under this Lease, including its obligations under Section 7.2, Tenant shall, at its sole cost and expense and only using Landlord (or Landlord's designee) as general contractor, make such repairs to the Premises and the fixtures and appurtenances therein necessitated by the act, omission, use, or negligence of Tenant, its subtenants and/or assignees and/or the respective employees, agents, contractors, licensees or invitees, or by the use of the Premises in a manner contrary to the purposes for which same are leased to Tenant, as and when needed to preserve them in good working order and condition. All damages or injury to the Premises and to its fixtures, appurtenances and equipment caused by Tenant moving property in or out of the Premises or by installation or Tenant's removal of furniture, fixtures or other property, and for all of which aforesaid items, Landlord has not been or will not be reimbursed by insurance, shall be repaired, restored or replaced promptly by Tenant at its sole cost and expense, which repairs, restorations and replacements shall be in quality and class equal to the original work or installations. If Tenant fails to make such repairs, restorations or replacements, same may be made by Landlord at the expense of Tenant and such expense shall be collectible as Additional Rental and shall be paid by Tenant within fifteen (15) days after receipt of a bill therefor.

      10.8. There shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from the making of any repairs, alterations, additions or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances or equipment thereof.

                                   ARTICLE XI

                       MECHANICS AND MATERIAL MEN'S LIENS

      Tenant shall not create or permit to be created or to remain, and will discharge, any lien (including, but not limited to, the liens of mechanics, laborers, artisans or material men for work or materials alleged to be done or furnished for Tenant in connection with the Premises), encumbrance or other charge upon the Premises or any part hereof, upon Landlord's interest therein, or upon Tenant's leasehold interest. Within thirty (30) days of Tenant's receipt of notice of a mechanic's or materialmen's lien (or within such shorter period as may be required by Landlord's Mortgagee), Tenant shall either discharge such lien of record by either: (i) paying the lien in full; or (ii) by posting the bond required by law.

                                   ARTICLE XII

                                      SIGNS

      Subject to their terms and conditions of the Severance and Master Leases, and provided that it obtains the prior written consent of the Landlord, which Landlord may withhold, in its sole and absolute discretion, Tenant shall have the right to install, erect and attach signs to the Premises as long as such signs comply with applicable laws, codes and ordinances.

Notwithstanding the provisions of the preceding sentence, but subject to all other applicable provisions of this Lease, including Section 10.6, Landlord hereby consents to Tenant's signage substantially in the form attached as Exhibit "G" which shall be located above each of the two glass-door entrances in the Building. Tenant shall have the obligation, at Tenant's sole cost and expense, to maintain in good repair all signs erected, installed or attached to the Building by Tenant, however, in no event shall Tenant permit or allow signs to be affixed to the roof. Tenant shall remove all such signs at the end of the term of the Lease and shall advise the Building Department of same and in addition, Tenant shall repair all damage occasioned by such removal.

                                  ARTICLE XIII

                        ASSIGNMENT, SUBLETTING, MORTGAGE

      A. Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises, whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, or assign this Lease for security purposes, without the prior consent of Landlord, and such restrictions shall be binding upon any assignee or subtenant to which Landlord has consented. In the event Tenant desires to sublet the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord at least thirty (30) days but no more than sixty (60) days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease and copies of financial reports and other relevant financial information of the proposed subtenant or assignee. Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly and primarily responsible and liable for the payment of the rent herein specified and for compliance with all of its other obligations under this Lease. Upon the occurrence of an "event of default" (as hereinafter defined), if the Premises or any part thereof are then sublet, Landlord, in addition to any other remedies provided herein or by law, may collect directly from such subtenant all rents due and becoming due to Tenant under such sublease and apply such rent against any sums due to Landlord from Tenant hereunder. No such collection directly from an assignee or subtenant shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant's obligations hereunder.

      B. Subject to the provisions hereof, Tenant shall have the right, with the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, to assign its interest in this Lease and to sublet all of the Premises (and not any portion(s) thereof), to any entity which is a successor to Tenant either by merger or consolidation or to a parent, subsidiary or affiliate of Tenant. In addition, Tenant shall have the right, with the prior written consent of Landlord, which shall not be unreasonably withheld or delayed, to assign its interest in this Lease to any entity to which Tenant shall sell its business (whether by means of an asset sale or a stock sale), provided the following terms and conditions are complied with: (a) such sale is an arm's length sale with a bona fide third party purchaser and is not designed to circumvent the restrictions on assignment set forth in this Lease; (b) Tenant and such assignee shall comply with all other applicable terms, covenants and conditions of this Lease relating to assignment, including without limitation, the provisions of the immediately following sentence (including the provisions of subclauses (a) and (b) herein); (c) the holder(s) of mortgages encumbering Landlord's interest in and to the Land and Building consents to such assignment, if required by the mortgage(s) and other documents evidencing or securing such loan and the holder(s) of the Landlords' interests under the Main Lease and Master Lease consent to such assignment, if required by the Main Lease and/or Master Lease, as the case may be. However, no such assignment or any assignment made with Landlord's consent shall be valid unless, within thirty (30) days after the execution thereof, Tenant shall deliver to Landlord (i) a duplicate original instrument of assignment in form and substance reasonably satisfactory to Landlord, duly executed by Tenant, and (ii) an instrument in form and substance reasonably satisfactory to Landlord, duly executed by the assignee, in which such assignee shall assume observance and performance of, and agree to be personally bound by, all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed. Anything in this Article XIII to the contrary notwithstanding except for a bona fide sale of Tenant's business which complies with the provisions of this Article XIII, a transfer of a majority of the issued and outstanding shares of Tenant (if Tenant is a corporation) or a transfer of a majority of the partnership interest in Tenant (if Tenant is a partnership) or a transfer of a majority of the membership interest of Tenant (if

Tenant is a limited liability company) or a transfer of a majority of the beneficial interest of Tenant (if Tenant is any other form of entity, including a trust) shall be deemed an assignment of this Lease and shall be subject to all of the provisions of this Article XIII, including, without limitation, the requirement that Tenant obtain Landlord's prior consent thereto. In addition, without limiting Landlord's other rights and remedies, Tenant shall not have any right to assign this Lease or sublet the Premises if Tenant is in default under this Lease.

      C. If, at any time after Tenant may have assigned Tenant's interest in this Lease with Landlord's consent, this Lease shall be disaffirmed or rejected in any bankruptcy or similar proceeding involving such assignee, or in the event of termination of this Lease by reason of any such proceeding or by reason of lapse of time following notice of termination given pursuant to Article XVII hereof based upon any of the Events of Default set forth in such clauses, Tenant, upon request of Landlord given within thirty (30) days next following any such disaffirmance, rejection or termination (and actual notice thereof to Landlord in the event of a disaffirmance or rejection or in the event of termination other than by act of Landlord), shall (i) pay to Landlord all Rent, Additional Rental and other charges due and owing by the assignee to Landlord under this Lease to and including the date of such disaffirmance, rejection or termination, and (ii) as "tenant", enter into a new lease with Landlord of the Premises for a term commencing on the effective date of such disaffirmance, rejection or termination and ending on the Expiration Date, unless sooner terminated as in such lease provided, at the same Base Rental and Additional Rental and upon the then executory terms, covenants and conditions as are contained in this Lease, except that (a) Tenant's rights under the new lease shall be subject to the possessory rights of the assignee under this Lease and the possessory rights of any person claiming through or under such assignee or by virtue of any statute or of any order of any court, and (b) such new lease shall require all defaults existing under this Lease to be cured by Tenant with due diligence, and (c) such new lease shall require Tenant to pay all increases in the Base Rental and Additional Rental reserved in this Lease which, had this Lease not been so disaffirmed, rejected or terminated, would have accrued under the provisions of this Lease after the date of such disaffirmance, rejection or termination with respect to any period prior thereto. If Tenant shall default in its obligation to enter into said new lease for a period of ten (10) days next following Landlord's request therefor, then, in addition to all other rights and remedies by reason of such default, either at law or in equity, Landlord shall have the same rights and remedies against Tenant as if Tenant had entered into such new lease and such new lease had thereafter been terminated as at the commencement date thereof by reason of Tenant's default thereunder.

      D. Tenant covenants that in the event of any assignment or transfer by Tenant of its interest in this Lease, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Base Rental and/or Additional Rental by Landlord from an assignee, transferee, or any other party, the original named Tenant shall remain fully liable for the payment of the Base Rental and Additional Rental and for the other obligations of this Lease on the part of Tenant to be performed or observed.

      E. The listing of any name other than that of Tenant, whether on the doors of the Premises, on the Building directory, if any, or otherwise, shall not operate to vest any right or interest in this Lease on the Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this Lease to any sublease of the Premises, or to the use or occupancy thereof by others.

                                   ARTICLE XIV

                                 QUIET ENJOYMENT

      Tenant, upon its payment of all rents and sums herein provided and upon its compliance with the performance of all those provisions, terms and conditions applicable to and performable by Tenant, shall peaceably and quietly hold, occupy and enjoy the Premises for the Term of this Lease without hindrance, ejection or interruption by Landlord, or persons lawfully or equitably claiming under or through Landlord.

                                   ARTICLE XV

                              INTENTIONALLY OMITTED

                                   ARTICLE XVI

                                  HOLDING OVER

      Should Tenant remain in possession of the Premises, or any part there of, after termination of this Lease (whether by expiration of the term of this Lease or otherwise) without the execution of a new lease by Landlord and Tenant, Tenant, at the option of Landlord, shall become a tenant from month-to-month of the Premises, or any part thereof, at 200% of the Monthly Base Rental effective in the last month of the term of this Lease, and under all other terms, conditions, provisions, and obligations of this Lease insofar as the same are applicable to a tenancy from month-to-month.

                                  ARTICLE XVII

                               LANDLORD'S REMEDIES

      17.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an event of default (an "Event of default"):

            (a) The failure of Tenant to pay to Landlord as due any monthly installment of Monthly Base Rental any amount of Additional Rental, or any other amount owed by Tenant, and such failure continues for ten (10) days after receipt by Tenant from Landlord of the Default Notice with respect to such Monthly Base Rental and/or Additional Rental;

            (b) The taking of Tenant's leasehold estate by execution or other process of law or the attachment of the Premises at the instance of any creditor of or claimant against Tenant and said attachment shall not be discharged, bonded or disposed of within the shorter of (i) sixty (60) days after the levy thereof; or (ii) the shorter of the cure period(s) as set forth in the Main Lease, Master Lease and/or mortgage encumbering Landlord's interest, as the case may be;

            (c) The filing of any petition or the commencement of any case or proceeding by the Tenant under any provision or Chapter of the Federal Bankruptcy Act or any other federal law relating to insolvency, bankruptcy or reorganization or the final adjudication that the Tenant is bankrupt or insolvent, or the entry of an order for relief under the Federal Bankruptcy Act with respect to the Tenant;

            (d) The filing of any petition or the commencement of any case or proceeding described in Sub-section (c) above against the Tenant, unless such petition and all proceedings initiated thereby are dismissed within the shorter of (i) seventy-five (75) days after the levy thereof; or (ii) the shorter of the cure period(s) as set forth in the Main Lease, Master Lease and/or mortgage encumbering Landlord's interest, as the case may be;

            (e) The failure of Tenant to observe or perform any other term, provision, or condition of the Lease and such failure continues for the shorter of (i) thirty (30) days after receipt by Tenant from Landlord of the Default Notice (ii) for the shorter of the applicable cure(s) as set forth in the Main Lease, Lease and/or mortgage encumbering Landlord's interest, as the case may be;

      17.2 OPPORTUNITY TO CURE. The Default Notice from the Landlord shall specify the defaults that have occurred. Until expiration of the time periods specified above, as applicable (the "Cure Period"), Tenant shall have the opportunity to cure or cause to be cured the events of default. All monetary defaults may be cured by the Tenant tendering the amount due with the applicable interest thereon, as specified in the Default Notice. Cure will restore the Tenant to its rights under this Lease as though the default had not occurred. The words "cure" or "cured" or "caused to be cured" as used in this Lease shall mean the correction of any default, or situation creating a default, or the performance of the covenants under this Lease within the Cure Period, except that as to any non-monetary default which by its nature cannot be cured within the Cure Period, the time for curing such default shall be extended for such period as may be required to cure the non-monetary default by the exercise of reasonable diligence and dispatch, but not beyond a total Cure Period of sixty (60) days.

      17.3 REMEDIES OF LANDLORD AND WAIVER OF REDEMPTION. If Tenant fails to cure such default within the applicable Cure Period, then Landlord may serve a written five (5) day notice of cancellation of this Lease upon Tenant and upon the expiration of said five (5) days, this Lease and the Term hereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this Lease and the term thereof and Tenant shall then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided. If the Term shall expire as aforesaid; or if Tenant shall default in payment of the Base Rental reserved herein or any item of Additional Rental herein mentioned or any part of either or in making any other payment herein required; then and in any of such events Landlord may without notice, re-enter the Premises either by force or other legal proceedings as Landlord may elect, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of the Premises and remove their effects and hold the Premises as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

      17.4 In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the Base Rental and Additional Rental, shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Landlord may re-let the premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms, which may at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease and may grant concessions or free rent or charge a higher rental than that in this Lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay Landlord as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the subsequent lease or leases of the Premises for each month of the period which would otherwise have constituted the balance of the term of this Lease. The failure of Landlord to re-let the Premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Landlord incurs in connection with re-letting, such as legal expenses, reasonable attorneys' fees, brokerage, advertising and for keeping the Premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this Lease. Landlord, in putting the Premises in good order or preparing the same for re-rental may, at Landlord's option, make such alterations, repairs, replacements, and/or decorations in the Premises as Landlord, in Landlord's sole judgment, considers advisable and necessary for the purpose of re-letting the Premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises, or in the event that the Premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rent collected over the sums payable by Tenant to Landlord hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws.

                                  ARTICLE XVIII

                      PROTECTION OF LANDLORD'S MORTGAGEES;
                      NON-DISTURBANCE AGREEMENT: ATTORNMENT

      18.1 SUBORDINATION. This Lease shall be subject and subordinate to any mortgages or deeds of trust that may have been placed upon Landlord's interest in and to the Building and/or

Land, including the Premises, and to any advances to be made thereunder, and to any interest thereon, and to all renewals, replacements, and extensions thereof; provided, however, that Landlord's Mortgagee may elect by written notification to Tenant to give the right and interest of Tenant under this Lease priority over the lien of its mortgage or deed of trust. With regard to future mortgages, the Landlord will use its good faith efforts to obtain a non-disturbance agreement for and in behalf of Tenant, provided however, that Landlord shall not be obligated to pay any consideration or to institute any legal proceedings to obtain any such non-disturbance agreement and Tenant shall pay the reasonable cost of such mortgagee's attorney and recording fees and the reasonable cost incurred by Landlord in obtaining such subordination, non-disturbance and attornment agreement. In addition, Tenant agrees that such mortgagee's standard form of non-disturbance and attornment agreement shall be acceptable to Tenant.

      18.1.1 If, at any time prior to the expiration or sooner termination of this Lease, the holder of any lease or mortgage to which this Lease is subordinate, shall succeed to the rights of Landlord under this Lease through possession or foreclosure or otherwise, Tenant agrees, at the election and upon request of any such lessor or mortgagee, from time to time, to fully and completely attorn to and recognize any such lessor and mortgagee as Tenant's Landlord under this Lease upon the then executory terms of this Lease; provided such lessor or mortgagee shall agree in writing to accept Tenant's attornment. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between such lessor or mortgagee (or their successors and assigns) upon all of the then executory terms of this Lease except that such lessor or mortgagee (and their successors and assigns) shall not be (a) liable for any previous act or omission or negligence of Landlord under this Lease; (b) subject to any counterclaim, defense or offset, which theretofore shall have accrued to Tenant against Landlord; (c) bound by any previous modification or amendment of this Lease or by any previous prepayment of more than one month's rent, unless such modification or prepayment shall have been approved in writing by such lessor or mortgagee (or such successor and assigns); (d) liable for any security deposited pursuant to this Lease unless such security has actually been delivered to such lessor or mortgagee (or such successors and assigns); (e) obligated to repair the Premises or the Building or any part thereof, in the event of total or substantial total damage beyond such repair as can reasonably be accomplished from the net proceeds of insurance actually made available to such lessor or mortgagee (or such successors and assigns); or (f) obligated to repair the Premises or the Building or any part thereof, in the event of partial condemnation beyond such repair as can reasonably be accomplished from the net proceeds of any award actually made available such lessor or mortgagee (or their successors and assigns), as consequential damages allocable to the part of the Premises or the Building not taken. Nothing contained in this Article shall be construed to impair any right or remedy otherwise exercisable by any such lessor or mortgagee (or their successors or assigns).

      18.2 NECESSARY INSTRUMENTS. Although Section 19.1 hereof is self-executing, Tenant shall execute and deliver whatever reasonable instruments may be required by Landlord's Mortgagee for the purposes of evidencing the subordination of this Lease or making this Lease superior within ten (10) days of written notice by Landlord's Mortgagee.

                                   ARTICLE XIX

                                    ESTOPPELS

      19.1 ESTOPPEL CERTIFICATES. Each party agrees promptly following any request by the other to execute and deliver to Landlord an estoppel certificate
(i) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not any uncured defaults on the part of the other party hereunder, or so specifying such defaults, if any, as are claimed. A party's failure to deliver an estoppel certificate within such time shall be an admission by such party that this Lease is in full force and effect, without modification except as may be represented; there are, to executing party's knowledge, no uncured defaults in the other party's performance; and no rent has been paid in advance except as set forth in this Lease.

                                   ARTICLE XX

                              DAMAGE OR DESTRUCTION

      20.1 DAMAGES AND DESTRUCTION. (a) Subject to the terms of Master Lease and Main Lease and to the terms of any mortgage which may now or hereafter encumber Landlord's interest in all or any portion of the land and/or building, in the event that the Premises or the Building are damaged by fire or other insured casualty, the damage shall be repaired by and at the expense of Landlord so that the building shall be as nearly as possible, or better than, the value, condition and character of the Building immediately prior to the damage, provided such repairs can, in Landlord's reasonable opinion, be completed within one (1) year after the occurrence of such damage, without the payment of overtime or other premiums. If the repairs cannot, in Landlord's reasonable opinion, be made within said one (1) year period, or if same occurs within twelve (12) months or less prior to the stated expiration date of the term, Landlord shall notify Tenant within forty-five (45) days of the date of occurrence of such damage as to whether or not Landlord shall have elected to make such repairs. If Landlord elects not to make such repairs, then this Lease shall be deemed canceled effective thirty (30) days after the date that Landlord has notified Tenant of its election not to make such repairs. If this Lease is not terminated as aforesaid, then this Lease shall be deemed canceled effective thirty (30) days after the date that Landlord has notified Tenant of its election not to make such repairs. If this Lease is not terminated as aforesaid, there shall be no abatement of the Monthly Base Rental or Additional Rental and no liability of Landlord by reason of any inconvenience, temporary limitation of access or interference to or with Tenant's business or property arising from the making of any necessary repairs, or any alterations or improvements in or to any portion of the Building or the Premises, or in or to fixtures, appurtenances and equipment therein necessitated by such damage. Tenant understands that Landlord will not carry insurance of any kind on Tenant's furniture and furnishings or on any fixtures or equipment owned by Tenant, and that Landlord shall not be required to repair any damage caused by fire or other cause, or shall make any repair or replacement to or of improvements installed in the Premises by or for Tenant at Tenant's cost. Provided, however, the Monthly Base Rental will abate to the extent that Landlord actually receives proceeds of the rent insurance policy. If Landlord fails to substantially complete the repairs within four hundred and eighty (480) days (the same may be extended as set forth below) of the date of such fire or other casualty, the Landlord shall have the right by written notice to cancel this Lease as of the date of such notice, such notice to be delivered within fifteen (15) days following the expiration of such 480 day period. In addition, Tenant shall have a right to cancel this Lease if Landlord fails to substantially complete such repairs within such 48O day period (the same may be extended as set forth below) by written notice to Landlord delivered within 15 days at the end of such 480 day period provided that such fire or other casualty was not caused by the acts or omissions of Tenant or its employees, principals, servants, contractors, agents, customers, vendors, licensees or invitees. Notwithstanding the foregoing, such 480 day period shall be extended for any delays in substantially completing such repairs caused by the acts or omissions of Tenant or its employees, principals, servants, contractors, agents, customers, vendors, licensees or invitees and, in addition, such 480 day period shall be extended by reason of the events set forth or encompassed by Article XXII.

      20.2 LIMITATION ON OBLIGATION TO REBUILD. Notwithstanding anything to the contrary contained in this Article, if 25% or more of the Building damaged by fire or other casualty and, at such time, the term has less than two (2) years until it expires, Landlord shall not be obligated to rebuild or repair the Building. Landlord will notify Tenant of its election as to whether or not it elects to rebuild the Building, within forty-five (45) days of the fire or other casualty and, if Landlord elects not to rebuild the Building, this Lease shall be terminated and of no further force or effect, as of the date which is forty-five (45) days following the sending of Landlord's notice.

                                   ARTICLE XXI

                                  CONDEMNATION

      21.1 DEFINITIONS. For purposes of this Article XXI, the following terms shall have the respective meanings set forth below:

                  (a) "Award" means the amount of any award made, consideration paid, or damages ordered as a result of a Taking;

                  (b) "Date of Taking" means the date upon which title to the Premises, or a portion thereof, passes to and vests in the condemnor or the effective date of any order for possession if issued prior to the date title vests in the condemnor;

                  (c) "Partial Permanent Taking" means the Taking of only a portion of the Premises which does not constitute a Total Permanent Taking;

                  (d) "Partial Temporary Taking" means the Taking of any part of the Premises for a temporary term;

                  (e) "Taking" means a taking of the Premises or any damage related to the exercise of the power of eminent domain and including a voluntary conveyance to any agency, authority, public utility, person, or corporate entity empowered or condemn property in lieu of court proceedings;

                  (f) "Total Permanent Taking" means the Taking of the entire Premises or so much of the Premises as to prevent or substantially impair the use thereof by Tenant; a Taking of over fifty (50%) percent or more of the Building shall be deemed to be total for purposes hereof; and

                  (g) "Total Temporary Taking" means the Taking of all of the Premises for a temporary term.

      21.2 TOTAL PERMANENT TAKING. Subject to Article XXI, in the event of a Total Permanent Taking during the Term of this Lease (or Total Temporary Taking for a period ending on or subsequent to the end of the Term of this Lease) the following shall occur: (a) the rights of Tenant under the Lease and the leasehold estate of Tenant in and to the Premises shall cease and terminate as of the Date of Taking; (b) Landlord shall refund to Tenant any prepaid rent; (c) Tenant shall pay to Landlord any rent or charges due Landlord under the Lease, each prorated as of the Date of Taking; and (d) Landlord's Mortgagee shall be paid from the Award the amount due on the mortgage on the Building.

      21.3 PARTIAL PERMANENT TAKING. In the event of a Partial Permanent Taking of the Premises during the Term of this Lease (or Partial Temporary Taking for a period ending on or subsequent to the end of the Term of this Lease) the following shall occur: (a) the rights of Tenant under the Lease and the leasehold estate of Tenant in and to the portion of the Premises taken shall cease and terminate as of the Date of Taking; (b) from and after the Date of Taking the Monthly Base Rental shall be adjusted so that Tenant shall be required to pay for the remainder of the Term the same portion of the Monthly Base Rental as the number of square feet in the Premises remaining after the condemnation bears to the number of square feet in the Premises at the date of condemnation (and Tenant's Proportionate Share shall be similarly reduced); and
(c) Landlord's Mortgagee shall receive from the Award a proportionate share of the total amount due on the mortgage on the Building;

      21.4 TEMPORARY TAKING -- PERIOD ENDING BEFORE EXPIRATION OF LEASE. In the event of a Total or Partial Temporary Taking during the term of this Lease for a period ending on or before the expiration of the Term of this Lease, the following shall occur: (a) this Lease shall continue in full force and effect;
(b) the Award shall be paid to Landlord; (c) the Monthly Base Rental and Additional Rental which become due during the period of the Temporary Taking shall be reduced by the amount of the Award; (d) any excess of the Award over the amount of the Monthly Base Rental and Additional Rental which becomes due during the period of the Temporary Taking shall be the property of Landlord; and
(e) if the Award is not sufficient to pay the Monthly Base Rental and Additional Rental and other obligations as they become due during the period of the Temporary Taking, any deficiency shall be paid by Tenant to Landlord as the rent becomes due.

      21.5 AWARD. Except as otherwise provided herein, including Section 21.6, in the event of any Taking of the Premises hereunder, Landlord and Tenant shall each have the right to represent its respective interests in each proceeding or negotiation with respect to a taking or intended taking and to make full proof of its claims. Except as otherwise provided herein, including Section 21.6, Landlord and Tenant each reserve the right to apply for and seek separate awards in order to compensate them for their loss pursuant to the Taking, and in such event, neither Landlord nor Tenant shall have any interest in or claim on any part of the condemnation award given to the other party, whether such award is granted by negotiation or after exhaustion of a party's rights and remedies under the law. Except as otherwise provided herein, including Section 21.6, however, if Landlord and Tenant jointly file for the award, then the parties shall share in the award in accordance with the decision of the condemning authority, or the applicable court of competent jurisdiction, if after the exhaustion of all of the rights and remedies of the parties under the law. If the award is negotiated, neither party shall consent to agree, settle, sell or transfer the Premises to or accept an award from the condemning authority without the prior written consent of the other party, which consent shall not be unreasonably withheld. Finally, if there is a Partial Permanent Taking and it requires restructuring and repairs to part of the Premises, the cost of such restructuring and repair shall be paid pro rata out of any award given to Landlord and Tenant.

      21.6 Tenant shall not be entitled to any award or proceeds accruing to Landlord in connection with any eminent domain proceedings. Tenant may bring its own proceeding only for the recovery of any damages sustained by it for loss of inventory or equipment or other trade fixtures installed by Tenant and Tenant's relocation expenses and Tenant hereby waives any other award. Without limiting the foregoing, Tenant shall not have the right to an Award for loss of its leasehold interest. Tenant shall not share in Landlord's award and Landlord shall not share in Tenant's award which shall be limited as aforesaid.

      21.6 Tenant shall not be entitled to any award or proceeds accruing to Landlord in connection with any eminent domain proceedings. Tenant may bring its own proceeding only for the recovery of any damages sustained by it for loss of inventory or equipment or other trade fixtures installed by Tenant and Tenant's relocation expenses and Tenant hereby waives any other award. Without limiting the foregoing, Tenant shall not have the right to an Award for loss of its leasehold interest. Tenant shall not share in Landlord's award and Landlord shall not share in Tenant's award which shall be limited as aforesaid.

                                  ARTICLE XXII

                                  FORCE MAJEURE

      Without limiting the generality and effect of the provisions of this Lease, in the event that Landlord shall be delayed hindered, or prevented from the performance of any act required hereunder by reason of Acts of God, fire, unavoidable casualties, unusual weather or abnormal climatic conditions, strikes, lock outs, labor disputes, labor troubles, inability to procure materials, failure of power, restrictive governmental laws of regulations, riots, insurrection, war, or by any act, omission or delay or other reason of like nature beyond the control of the party, then the performance of such acts shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

                                  ARTICLE XXIII

                                SECURITY DEPOSIT

      23.1 SECURITY DEPOSIT. Tenant has deposited with Landlord the sum of $119,289.60 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. It is agreed that in the event Tenant defaults in respect of any of the terms, provisions, and conditions of this Lease, including, but not limited to, the payment of Base Rental and Additional Rental, and fails to cure such default within the applicable Cure Period, Landlord may use, apply or retain the whole or any part of the security as deposited to the extent required for the payment of any Base Rental and Additional Rental or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect to any of the terms, covenants, and conditions of this Lease, including but not limited to, any damages or deficiency in the subletting of the Premises, whether such damages or deficiency accrues before or after summary proceedings or other re-entry by Landlord and without limiting Landlord's other rights and remedies, Tenant shall within three (3) days of receipt of written demand pay to Landlord the amount of such security which has been used or applied by Landlord. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security shall be returned to Tenant after the date fixed as the end of this Lease and after delivery of the entire possession of the Premises to Landlord. In the event of a sale of the Land and Building or leasing of the Building of which the Premises form a part, Landlord shall have the right to transfer upon prior notice to Tenant, the security to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such security and Tenant agrees to look to the new landlord solely for the return of said security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

                                  ARTICLE XXIV

                               GENERAL PROVISIONS

      24.1 NOTICE. Any notice or request (hereinafter severally and collectively called "notice") in this Lease provided for or permitted to be given, made or accepted by either party to the other must be in writing and shall, unless otherwise in this Lease expressly provided, be given or be served by depositing same in the United States mail, postpaid and certified and addressed to the party to be notified, with return receipt requested, or by delivering the same in person to such party (or, in the case of a corporate or partnership party, to an officer or general partner of such party, as the case may be), or by prepaid telegram, or nationally recognized overnight courier, addressed to the party to be notified or by facsimile transmission. Notice given in any other manner shall be effective only if and when received by the party to be notified. For purposes of notice, the addresses of the parties shall, until changed as herein provided, be as follows:

      For Tenant:        Fashion Marketing, Inc.
                         c/o FMI Inc.
                         800 Federal Blvd.
                         Carteret, NJ 07008
                         Fax No. (732) 750-4338

                         with a copy to:

                         William L. Bricker, Jr., Esq.
                         c/o Curtis, Mallet-Provost, Colt & Mosle, LLP 101 Park Avenue
                         New York, NY 10178
                         Tel No.: (212) 696-6000
                         Fax No.: (212) 697-1559

      For Landlord:      M. Parisi & Son Construction Co., Inc.
                         54-56 48th Street
                         Maspeth, New York 11378
                         Fax No.: (718) 785-5878

                         with a copy to:

                         Michael D. Blaymore, Esq.
                         Salamon, Gruber, Newman & Blaymore, P.C.
                         97 Powerhouse Road, Suite 102
                         Roslyn Heights, NY 11577
                         Tel No.: (516) 625-1700
                         Fax No.: (516) 625-1795

      The parties and their successors and assigns shall have the right from time to time and at anytime to change their addresses by at least fifteen (15) days' written notice to the other party.

      24.2 Any notices and other communications to be delivered by either party to the other pursuant to this Lease shall be in writing and shall be deemed delivered as follows, except as otherwise specifically provided in this Lease:
(a) when hand delivered or telecopied; (b) one (1) business day after mailing by Federal Express or other overnight courier service; or (c) three (3) business days after deposit in the United States mail by registered or certified mail, postage prepaid, return receipt requested, addressed to the party to be charged with notice at the above-recited address or the above-recited telecopier number or such other address or telecopier number as either party from time to time may designate by notice delivered to the other; provided, however, that no notice of change of address or telecopier number shall be deemed given until received by the party to be notified. Except as otherwise specifically provided herein, in the computation of any period of time which shall be required or permitted hereunder or under any law for any notice or other communication or for the performance of any term, condition, covenant or obligation, the day from which such period runs shall be excluded and the last day of such period shall be included unless it is a Saturday, Sunday or legal holiday, in which case the period shall be deemed to run until the end of the next day which is not a Saturday, Sunday or legal holiday in which case the period shall be deemed to run until the next following business day.

      24.3 Intentionally Omitted.

      24.4 BROKER'S COMMISSION. Landlord represents and warrants to Tenant that Landlord has dealt with no broker, person, finder or entity in connection with this transaction other than Bagnato Realty Services, LLC ("Broker"). Landlord shall indemnify, defend and hold Tenant harmless from and against any and all claims, losses or damages relating to or arising out of any claim for commission, finder's fee or other compensation by any other broker, person or entity claiming by or through Landlord. Tenant represents and warrants to Landlord that Tenant has dealt with no broker, person, finder or entity in connection with this transaction other than Bagnato Realty Services, LLC. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, loss, or damage relating to or arising out of any claim for commission, finder's fee or other compensation by any broker, person or entity arising out of Tenant's acts with said broker. Landlord will pay any commission due Broker pursuant to a separate agreement. This section shall survive the expiration of the Lease.

      24.5 RIGHTS OF SUCCESSORS AND ASSIGNS. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind and inure to the benefit of the parties hereto and their respective successors, heirs and legal representatives, and in case of an assignment or sublease is consented to in writing by Landlord (to the extent required by this Lease), to Tenant's assigns and sublessees. Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in such event and upon such transfer, Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of obligations thereafter accruing.

      24.6 SEVERABILITY AND CAPTIONS. If any clause or provision of this Lease contract, or the application thereof to any person or circumstance, shall, to any extent, be illegal, invalid or unenforceable under present or future laws effective during the Term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law. The caption of each paragraph hereof is added as a matter of convenience only and shall be considered to be of no effect in the construction of any provision or provisions of this Lease.

      24.7 WAIVER. Either party to this Agreement may specifically waive (i) any of the terms and conditions hereof or (ii) any of its rights hereunder or (iii) any breach of the terms and conditions hereof, but no such waiver shall constitute a wavier of any other right, remedy, term, condition or breach hereunder. A waiving party may at any time, upon written notice to the other party, reacquire future compliance in the manner previously waived in which event, such other party shall comply as directed from that time forward. No delay or omission in the exercise or enforcement of any right or remedy hereunder by either party shall be construed as a waiver of such right or remedy.

      24.8 GOVERNING LAW. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed and enforced in accordance with the laws of the State of New York.

      24.9 RECORDATION OF LEASE. Tenant shall not record a memorandum, short form lease or other notice of the lease or Tenant's interest therein with the New York City Register for the County of Queens.

      24.10 REMEDIES CUMULATIVE. Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, including but not limited to injunctive relief and specific performance.

      24.11 INTENTIONALLY OMITTED.

      24.12 PDC AND CITY DISAPPROVAL Promptly following the execution and delivery of this Lease by both parties, Landlord agrees to send to both the PDC and City, by certified mail, return receipt requested, a true copy of this Lease with a letter which, in substance, requests the PDC and City to approve this Lease. Simultaneous with the sending of such Lease and letter, Landlord shall send true copies of same to Tenant by certified mail, return receipt requested, and/or by a nationally recognized overnight courier. If the PDC and/or City disapprove this Lease, this Lease shall be deemed cancelled and of no further force or effect. Promptly following Landlord's receipt of the "green" return receipt(s) from the PDC and City, Landlord shall send true copies of such return receipt(s) to Tenant by certified mail, return receipt requested, and/or by a nationally recognized overnight courier.

      24.13 FEES AND EXPENSES. If Tenant shall default beyond applicable notice and cure period, in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any Article of this Lease, then, unless otherwise provided elsewhere in this Lease, Landlord may after any required notice to perform the obligation of Tenant hereunder (except in the event of an emergency, in which case no notice shall be required), and if Landlord, in connection therewith or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to attorney's fees, in instituting, prosecuting or defending any actions or proceedings, such sums so paid or obligations incurred with interest and costs shall be deemed to be Additional Rent hereunder and shall be paid by Tenant to Landlord within five (5) days of rendition of any bill or statement to Tenant therefor, and if Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Landlord as damages.

      24.14 SPRINKLERS. Anything elsewhere in this lease to the contrary notwithstanding, if the New York Board of Fire Underwriters or the Insurance Services Office or any bureau department or official of the federal, state or city government require or recommend the installation of a sprinkler system or that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system by reason of Tenant's business, or the location of partitions, trade fixtures, or other contents of the demised premises, or for any other reason, or if any such sprinkler system installations, changes, modifications, alterations, additional sprinkler heads or other such equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by any said Exchange or by any fire insurance company, Tenant shall, at Tenant's expense, promptly make such sprinkler system installations, changes, modifications, alterations, and supply additional sprinkler heads or other equipment as required whether the work involved shall be structural or non-structural in nature.

      24.14.1 Landlord represents to the best of its knowledge, without having made any independent inquiry, that the sprinkler system in the Premises on the date of this Lease complies with the National Fire Protection Rule Number 13.

      24.15 NO REPRESENTATIONS BY LANDLORD. Neither Landlord nor Landlord's agents have made any representation or promises with respect to the physical condition of the building, the land upon which it is erected or the Premises, the rents, leases, expenses of operation, or any other matter or thing affecting or related to the premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease. Tenant has inspected the buildings and the Premises and is thoroughly acquainted with their conditions and agrees to take the same "as is" (with the exception of the performance of Landlord's Warehouse Work, Landlord's Initial Office and Landlord Additional Office Work) and acknowledges that the taking of possession of the Premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects (and except as to the performance of Landlord's Warehouse Work, Landlord's Initial Office Work and Landlord's Additional Office Work). All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Landlord and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

      24.16 WAIVER OF TRIAL BY JURY. It is mutually agreed between Landlord and Tenant that Landlord and Tenant do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the demised premises, and/or any other claims (except claims for personal injury or property damage), and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Landlord commences a proceeding for non-payment of Base Rental or Additional Rental by Tenant or any holdover by Tenant, Tenant shall not interpose, any counterclaims of whatever nature or description in any such proceeding except for compulsory counterclaims.

      24.17 Intentionally Omitted.

      24.18. Tenant shall not at any time prior to or during the term hereof, either directly or indirectly, use any contractors or labor or materials whose use in Landlord's reasonable judgment would create or creates any difficulty with other contractors or labor employed by Tenant or Landlord or others in construction, maintenance or operation of the demised Premises or the Building.

      24.19 Landlord shall execute a Waiver and Consent Letter in favor of Tenant's "equipment" lender ("Lender") permitting the Lender to enter the Premises to repossess equipment in the event of a default by Tenant under such equipment loan, provided that such Waiver form shall obligate Lender to repair all damage occasioned by such removal and repossession.

      24.20. If Tenant shall request Landlord's approval or consent and Landlord shall fail or refuse to give such consent or approval, Tenant shall not be entitled to any damages for any withholding or delay of such approval or consent by Landlord, it being intended that Tenant's sole remedy shall be an action for injunction or specific performance and that such remedy shall be available only in those cases where Landlord shall have expressly agreed in writing not to unreasonably withhold its consent or approval or where as a matter of law Landlord may not unreasonably withhold its consent or approval. The provisions of this Section 24.20 shall not apply if Landlord shall capriciously, or arbitrarily or in bad faith withhold or delay its consent or approval.

      24.21. This Lease is offered to Tenant for signature with the understanding that it shall not be binding upon either party unless and until both parties shall have executed a copy of this Lease.

      24.22. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each covenant, agreement, obligation or other provision of this Lease on Tenant's part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

      24.23. If Tenant is in arrears in the payment of Base Rental or Additional Rental, Tenant waives its right, if any, to designate the items in arrears against which any payments made by Tenant are to be credited and Landlord may apply any of such payments to any such items in arrears as Landlord, it its sole discretion, shall determine, irrespective of any designation or request by Tenant as to the items against which any such payments shall be credited.

      24.24. If Tenant is a corporation, each person executing this Lease on behalf of Tenant hereby covenants, represents and warrants that Tenant is a duly incorporated or duly qualified (if foreign) corporation and is authorized to do business in the State of New York under the name "Fashion Marketing of New York", a copy of evidence thereof to be supplied to Landlord upon request); and that each person executing this Lease on behalf of Tenant is an officer of Tenant and that he is duly authorized to execute, acknowledge and deliver this Lease to Landlord (a copy of a resolution to that effect to be supplied to Landlord upon request).

                                  ARTICLE XXVI

                             JURISDICTION AND VENUE

      26.1. Tenant agrees that IN PERSONAM jurisdiction in connection with any action arising out of a default in any obligation of Tenant under this Lease shall be obtained upon the mailing of a summons to Tenant by certified mail to the Building and to the parties specified in Section 24.1. All summonses, pleadings or other notices to Tenant arising from a default in any of its obligations under this Lease may be mailed by certified mail to the addresses set forth above and shall have the same effect as if served personally upon Tenant.

      26.2 Tenant irrevocably and unconditionally (a) agrees that any suit, action, or other legal proceeding arising out of this Lease may be commenced in any court of the State of New York situated in Queens County and that any such court shall have IN PERSONAM jurisdiction of Tenant in any such suit, action or other legal proceeding upon service as described above; (b) consents to the jurisdiction of each such court in any suit, action or other legal proceeding; and (c) waives any objection which Tenant may have to the laying of venue of any such suit, action or proceeding in any such court.

                                  ARTICLE XXVII

                                  NON-RECOURSE

      Tenant covenants and agrees that the liability of Landlord under this Lease, and all matters or things pertaining to or arising out of the tenancy and/or the use and occupancy of the Premises shall be limited solely to Landlord's interest in the Premises as it exists at the time that such liability arises. In no event shall Tenant make claim or demand against, or seek to impose or satisfy any liability of Landlord against any other property, buildings or assets of any kind whatsoever which Landlord or any of its principals, co-tenants, partners, members, managers, shareholders, directors or officers own or in which its principals, co-tenants, partners, members, managers, shareholders, directors or officers have an interest.

LANDLORD;                           LANDLORD;
ATTEST OR WITNESS:
[ILLEGIBLE]                         M. PARISI & SON CONSTRUCTION CO., INC.
                                    By:  [ILLEGIBLE]
                                    Its  President

TENANT;                             TENANT;
ATTEST OR WITNESS:
[ILLEGIBLE]                         FASHION MARKETING, INC.
                                    By:  [ILLEGIBLE]
                                    Its  [ILLEGIBLE]